AGREEMENT TO PURCHASE





                         by and between



               JMB/LANDINGS ASSOCIATES ("Seller")



                               and



       INLAND REAL ESTATE ACQUISITIONS, INC. ("Purchaser")










Dated:  November 25, 1997


                      AGREEMENT TO PURCHASE


    THIS AGREEMENT is made this 25th of November, 1997, by and between JMB/Landings Associates, an Illinois general partnership
("Seller") and Inland Real Estate Acquisitions, Inc., an Illinois corporation ("Purchaser").

                            RECITALS:

     A.   Seller is the fee owner of that certain Shopping Center
("Improvements") commonly known as The Landings Shopping Center located at the northwest corner of Landings Boulevard and U.S. 41 in Sarasota, Florida, and legally described in Exhibit "A" attached hereto (the "Real Property").

    B. Seller desires to sell and Purchaser desires to purchase, the "Property" (as hereinafter defined) upon and subject to the terms and conditions hereinafter set forth.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:


                            ARTICLE I

                           DEFINITIONS

    1.1 Definitions. When used herein, the following terms shall have the respective meanings set forth opposite each such term:

Agreement:     This Agreement to Purchase including the Exhibits
               attached hereto which are by this reference incorporated herein and made a part hereof.

Closing Date:  December 30, 1997.

Closing:       The consummation of this Agreement.

Deed: That certain recordable Limited Warranty Deed to be executed by Seller and delivered by Seller to Purchaser at the Closing, conveying the Real Property to Purchaser (or to Purchaser's designee) subject only to the Permitted Title Exceptions.

Deposit: The sum of $200,000.00 which shall be deposited by Purchaser with Chicago Title and Trust Company ("Escrowee") within one business day after Seller's acceptance hereof, at Escrowee's office in Chicago, Illinois, to be held in an interest bearing account as earnest money subject to the terms of this Agreement. All interest earned thereon shall be included in this definition.

Leases: Those leases for rental of retail space in the Improvements listed on Exhibit D and those leases executed hereafter and which are in existence as of the Closing Date.

Legal All laws, statutes, codes, acts, ordinances, judgments, decrees,
Requirements:  injunctions, rules, regulations, permits,
               licenses, authorizations, directions and requirements of all governments and governmental authorities having jurisdiction over the Real Property and the operation of the Improvements thereon.

Notice to      That written notice which may be given by
               Purchaser to Seller
Cancel:        pursuant to Section 8.1(a).

Permitted Title     The Leases, those matters set forth in
               Exhibit "B  attached hereto,
Exceptions:    and any other matters which Purchaser shall
               approve in writing or be deemed to have approved pursuant to the terms of this Agreement.

Personal       Those items of personally, which are listed on
               Exhibit "C"
Property:      attached hereto and which will be conveyed to
               Purchaser at Closing by a Bill of Sale (the "Bill of Sale") containing no warranties, whether express or implied, except a warranty of title free of any lien or encumbrance.

Property:      The Real Property, Personal Property, Service
               Contracts, and the Leases.

Purchase Price:     The consideration payable by Purchaser to
               Seller for the Property, as provided in Article
               III.

Purchaser:     Inland Real Estate Acquisitions, Inc.

Rent Roll:     The list of Leases in existence as of the date of
               said list, which list
               is attached hereto as Exhibit  D.

Seller:        JMB/Landings Associates

Service        Those contracts, agreements, and leases of
               equipment relating to
Contracts:     the servicing, operation, management and
               maintenance of the Property which are listed on Exhibit "E" attached hereto.

Survey:        Current as-built survey of the Real Property
               prepared by a   surveyor licensed by the State of
               Florida and certified to Purchaser, Purchaser's designee, and the Title Insurer, to be prepared in accordance with minimum standards for an ALTA survey.

Title
Commitment     A commitment for an Owner's Title Insurance Policy
               for the Real Property issued by the Title Insurer in the full amount of the Purchase Price, covering title to the Real Property, dated on or after the date hereof, showing Seller as owner of the Real
               Property in fee simple, subject only to the Permitted Title Exceptions and other exceptions pertaining to liens or encumbrances of a definite or ascertainable amount (which, in the aggregate do not exceed the Purchase Price) which may be removed by the payment of money at Closing and which Seller shall so remove at Closing. The
               Title Commitment will have attached thereto the following endorsements ("Endorsements"): Extended
               Coverage, 3.1 Zoning with Parking Contiguity and
               Restrictions.

Title Insurer: Chicago Title Insurance Company.


                           ARTICLE II

                        PURCHASE AND SALE

    2.1 Purchase and Sale. Subject to the conditions and on the terms contained in this Agreement, Purchaser agrees to purchase and acquire from Seller, and Seller agrees to sell and transfer to Purchaser, the Real Property by the Deed, the Leases and Service Contracts by assignment, and the Personal Property by the Bill of Sale.


                           ARTICLE III

                         PURCHASE PRICE

    3.1  Purchase Price.  The purchase price shall be NINE
MILLION SEVEN HUNDRED THOUSAND AND NO/100 ($9,700,000.00) DOLLARS payable as hereinafter provided. Purchaser agrees to pay to Seller, and Seller agrees to accept payment of the Purchase Price as follows:

          (a)  The Deposit shall be applied against the Purchase
     Price at Closing.

          (b) Purchaser shall pay to Seller at Closing the balance of the Purchase Price, plus or minus adjustments and prorations as hereinafter provided, by certified, cashier's or escrowee check or bank wire transfer of collected federal funds, as Seller requests.


                           ARTICLE IV

                         CLOSING MATTERS

    4.1 Survey. No later than twenty (20) days following the date hereof, Seller shall deliver the Survey to Purchaser, at Seller's sole cost and expense. The Survey shall be dated not more than thirty (30) days prior to date of delivery, shall show no encroachments by or from the Real Property onto any adjacent property and no violation of or encroachments upon any recorded building lines, restrictions, zoning set-backs, or easements affecting the Real Property. If the Survey discloses any such unpermitted encroachment or violation or any exceptions to title or matters indicating possible rights of third parties other than the Permitted Title Exceptions and the same are not acceptable to Purchaser, or if Purchaser desires to have the surveyor's certification revised in a reasonable manner, then, within five
(5) days from Purchaser's receipt of the Survey, Purchaser must so notify Seller. If Purchaser fails to so notify Seller within said five (5) day period, the Survey will be conclusively deemed to be approved by Purchaser. If, within said five (5) day period Purchaser notifies Seller that the Survey does not comply with the terms of this Agreement (which notification must specify in what respects the Survey does not so comply), Seller shall have ten (10) days from the date of delivery of Purchaser's notice to have the Title Insurer issue its endorsements insuring against damage caused by such encroachments, violations or unpermitted exceptions and provide evidence thereof to Purchaser, or to have the surveyor's certification revised, as applicable, and if Seller fails to do so, and provide evidence thereof to Purchaser, within said ten (10) day period, Purchaser may elect within ten
(10) days after the expiration of Seller's ten (10) day cure period, to (i) terminate this Agreement and thereafter there shall be no further liability of either party hereunder (in which event the Deposit shall promptly be returned to Purchaser) or
(ii) accept the Real Property subject to such encroachments, violations and unpermitted exceptions or the unrevised surveyor's certification, as applicable, without any diminution of the Purchase Price. Purchaser's failure to make any election within said ten (10) day period shall be conclusively deemed to mean that Purchaser has elected the option contained in subsection (i) of this Section 4.1.

    4.2 Title. No later than twenty (20) days following the date hereof, Seller shall deliver the Title Commitment to Purchaser, at Seller's sole cost and expense. If the Title Commitment discloses exceptions to title other than the Permitted Title Exceptions ("Unpermitted Title Exceptions") and such Unpermitted Title Exceptions are not acceptable to Purchaser, then, within five (5) days from Purchaser's receipt of the Title Commitment, Purchaser must so notify Seller. If Purchaser fails to so notify Seller within said five (5) day period, the Unpermitted Title Exceptions will be conclusively deemed to be approved by Purchaser. If, within said five (5) day period, Purchaser shall notify Seller that all or certain of the Unpermitted Title Exceptions are not acceptable to Purchaser (which notification must specify which Unpermitted Title Exceptions are so unacceptable), Seller shall have ten (10) days from the date of Purchaser's notice to have such exceptions removed from the Title Commitment or cause the Title Insurer to insure Purchaser against same and provide evidence thereof to Purchaser, and if Seller fails to have such exceptions removed, or insured over, Purchaser may elect, within ten (10) days after the expiration of Seller's ten (10) day cure period to
(i) terminate this Agreement without liability on the part of any party thereafter (in which event the Deposit shall be promptly returned to Purchaser), or (ii) accept title subject to such Unpermitted Title Exceptions without any diminution of the Purchase Price. Purchaser's failure to make any election within said ten (10) day period shall be conclusively deemed to mean that Purchaser has elected the option contained in subsection (i) of this Section 4.2. On the Closing Date, at the expense of Seller as set forth in Section 4.3(d) hereof, Seller shall cause the Title Insurer to issue an owner's title insurance policy or prepaid commitment therefor pursuant to and in accordance with the Title Commitment insuring fee simple title to the Real Property in Purchaser or its designee as of the Closing Date, subject only to the Permitted Title Exceptions and such other exceptions as Purchaser may approve. If Seller is unable to cause the Title Insurer to issue any of the Endorsements and Purchaser refuses to waive the requirement therefor, then this Agreement shall become null and void and of no further force or effect, and the Deposit will be returned to Purchaser. Additionally, Seller will have no obligation to obtain any of the Endorsements if the Title Insurer charges other than standard rates for the coverage or if the Title Insurer requires security or an indemnity from Seller in order to issue any of the Endorsements.

    If Purchaser shall make objection to the Survey (as described in Section 4.1) or the Title Commitment (as described in this Section 4.2) and the Closing Date was to occur prior to the time each party was able to exercise its rights under
Section 4.1 or Section 4.2, as applicable, then the Closing Date will be extended to a date which is three (3) business days subsequent to the latest date for notice, objection and remedy permitted by either Section 4.1 or 4.2, as applicable.

     4.3  Possession, Prorations and Expenses, and New Leases.

         (a) Sole and exclusive possession of the Property, subject only to the rights of the tenants under the Leases, shall be delivered to Purchaser on the Closing Date. Any vacant space will be placed into Rent Ready Condition which is defined to be that all walls are patched and freshly painted, each space to be demised has a fully-fixtured and operable bathroom, and all doors have locks and are operable, the ceiling is completed with acoustical tile and standard fluorescent lighting and the floor is in broom-clean condition. Rent Ready Condition shall not require Seller to remove any interior walls or partitions in any such vacant space.

          (b) If the balance of the Purchase Price is deposited in immediately available funds with the Title Insurer by 12:00 noon on the Closing Date, as required by Section 4.5(d) hereof, all prorations will be computed as of the end of the day immediately prior to the Closing Date ("Proration Date"). If Purchaser fails to deposit the balance of the Purchase Price by 12:00 noon on the Closing Date, as aforesaid, and if Seller does not terminate this Contract for such default of Purchaser and the Closing occurs, the Proration Date shall be concurrent with the Closing Date and all prorations will be calculated as of the end of the day on the Closing Date.

         (c) Fixed Rent, Percentage Rent and tenant common area maintenance and other expense contributions to be made by tenants shall be prorated as follows:

               (i)  Fixed Rent - prepaid Fixed Rent will be
     prorated as of the Proration Date. All other Fixed Rent which is delinquent on the Proration Date will not be prorated. All such arrearages of Fixed Rent unpaid on the Proration Date will remain the sole and exclusive property of Seller after Closing, provided, however, if, after Closing, Seller shall receive any such delinquent Fixed Rent, Seller will remit to Purchaser that portion of such delinquent Fixed Rent that is attributable to the period after the Proration Date, if any. Seller shall retain all right, title, power and authority to enforce payment thereof after Closing, except that Seller will not have the right to terminate the Lease of a delinquent tenant after Closing due to such delinquency. If, after Closing, Purchaser or its designee shall receive any delinquent Fixed Rents (this provision shall not relate to percentage rents) Purchaser may first apply such payments to rent delinquencies which relate to any period after the Proration Date, and Purchaser agrees, on its behalf and on behalf of its designee, to immediately remit the balance to Seller.

               (ii) Percentage Rent - Percentage Rent which is due but unpaid at Closing and accrued Percentage Rent not yet payable at Closing will not be prorated. If, after Closing, however, Purchaser receives any payment of percentage rent which relates in any part to sales made prior to the Proration Date, Purchaser shall immediately remit Seller's share thereof to Seller and may not apply any portion of such percentage rent to any post Proration Date rent delinquencies whether delinquent Fixed Rent or tenants' delinquent obligations to pay their prorata share of taxes or "Expenses" (as hereinafter defined).

               (iii)     Tenant CAM and Other Expense
     Contributions -- For purposes hereof, the term "Expenses" shall mean all common area maintenance costs and other operating expenses of the Property, excluding real estate taxes and other items expressly covered in other provisions of this Section 4.3. All payments by the tenant to the landlord under the Leases for Expenses ("Tenant Expense Contributions") shall be dealt with as follows:

                    (aa) At Closing there will be no prorations between Seller and Purchaser for Expenses for calendar year 1997;

                    (bb) Seller will be permitted to retain all payments of Tenant Expense Contributions due under the Leases for calendar year 1997;

                    (cc) Seller will pay for all Expenses
          incurred during calendar year 1997 whether or not billed in 1997 or in 1998; and

                    (dd) Seller will reconcile the calendar year
          1997 Tenant Expense Contributions with the tenants under the Leases subsequent to Closing.

     In addition, security deposits, personal property taxes, general and special real estate and other ad valorem taxes and assessments and other state or city taxes, fees, charges and assessments affecting the Property, prepaid expenses, utility charges and deposits, if any, and all other customarily proratable items shall be prorated as of the Proration Date on the basis of the most recent ascertainable amounts of or other reliable information in respect to each such item of income and expense and the net credit to Purchaser or Seller shall be paid in cash or as a credit or debit against the Purchase Price. All prorations and reprorations for real estate taxes will be predicated upon the maximum available discount for early payment. In no event shall Seller be charged or responsible for any increase in real estate taxes on the Property resulting from any improvements made to the Property after the Proration Date. In the event that any Lease requires the tenant thereunder to pay any portion of the real estate taxes (upon presentment of the actual tax bill) the credit in favor of Purchaser for accrued real estate and other ad valorem taxes ("Purchaser's Tax Credit") will be reduced by an amount equal to the aggregate of all such tenants' obligations to pay any portion of Purchaser's Tax Credit under all such Leases. If any general or special assessment (as contrasted to ad valorem taxes) is payable in installments, only the current installment will be prorated and all subsequent installments will be the obligation of Purchaser. Real estate taxes will be reprorated (and such reproration will be a final reproration) within thirty (30) days after receipt of the tax bill for year of Closing, if not then available.

     Seller, at the time of reproration, will be entitled to a credit equal to the aggregate of all tenants' obligations to pay any portion of such reprorated amount of real estate taxes under the provisions of the Leases.

         (d) Seller shall pay all title charges required to fulfill the obligations under Section 4.2, one-half (1/2) of the escrow charges, all survey charges, and the cost of the Documentary Stamps on the Deed. Purchaser shall pay for one-half (1/2) of the escrow charges, and the charges of the County Recorder to record the Deed. The parties shall each be solely responsible for the fees and disbursements of their respective counsel and other professional advisers.

         (e) (i) Seller, until the earlier of the Closing Date or termination of this Agreement, shall not enter into any new Leases ("New Leases") without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld. Purchaser will not be deemed to have unreasonably withheld its consent to a proposed New Lease if the terms thereof do not meet the Criterion for New Leases described on Exhibit F attached hereto.

               (ii)In the event Seller enters into a New Lease after the date of this Agreement, and such New Lease requires improvements or the payment of brokerage commissions (collectively the "New Leasing Costs") at the expense of Seller, as landlord, Purchaser by approving the execution of the New Lease shall, at Closing, assume the obligation to pay for all unpaid New Leasing Costs. Any New Leasing Costs paid by Seller prior to Closing, will be reimbursed to Seller by Purchaser at Closing.

               (iii) Failure of the Purchaser to consent or express its objections with specificity in writing within three (3) business days after a written request for such consent to the execution of a New Lease by Seller, shall be deemed to constitute consent.

              (iv) Purchaser at Closing will indemnify and forever defend and hold Seller, its partners, agents, and employees harmless from any loss, liability, suit, action, judgment or claim as a result of Purchaser's non-payment of any New Leasing Costs assumed by Purchaser at Closing.

    4.4 Escrow. Concurrently herewith, the parties, through their respective attorneys, shall establish a Strict Joint Order Escrow in the form customarily used by Escrowee under which the Deposit will be held. If Purchaser shall not give the Notice to Cancel, then not later than seven (7) days prior to the Closing Date, but subject in any event to Section 4.5(g), the Strict Joint Order Escrow will be terminated, and a new escrow will be created by the parties through their respective attorneys with the Escrowee at Escrowee's office in Chicago, Illinois through which the Deposit will be held and invested and the transaction shall be Closed. The escrow instructions shall be in the form customarily used by the Escrowee with such special provisions added thereto as may be required to conform to the provisions of this Agreement. Said escrow shall be auxiliary to this Agreement and this Agreement shall not be merged into nor in any manner superseded by said escrow.

     4.5  Closing.

         (a) The Closing of the transaction contemplated hereby shall commence at 10:00 a.m. (CST) on the Closing Date at the offices of the Title Insurer in Chicago, Illinois or on such other date, time and place as the parties may mutually agree.

         (b) Not later than the Proration Date, Seller shall deposit in the escrow the following:

               (i)  The Deed;

               (ii) An assignment of all of Seller's right, title and interest in and under the Leases and Service Contracts;

               (iii)     The Bill of Sale;

               (iv) Originals of the Leases and Service
     Contracts;

               (v) Letters to tenants under the Leases advising that the Property has been sold to Purchaser and directing payment of rental under the Leases in accordance with the directions of Purchaser;

               (vi) An ALTA statement in form required by the Title Insurer;

               (vii)     An executed FIRPTA Affidavit in
     customary form;

               (viii)    Estoppel Certificates in the form
     prescribed in the Lease or if no form is prescribed in the Lease then substantially in the form of Exhibit G-1 attached hereto from Sally Beauty, Radio Shack, Nextel and Jo-Ann Fabrics and from such other tenants under the Leases which, when added to the gross leasable area in the Improvements occupied by the foregoing four (4) named tenants, aggregate not less than 80% of the total occupied gross leasable area in the Improvements ("80% Estoppel Certificate Requirement"). Notwithstanding the foregoing, in order to satisfy the 80% Estoppel Certificate requirement, Seller may execute Landlord's Estoppel Certificates substantially in the form of Exhibit G-2 attached hereto on behalf of any tenant other than Jo-Ann Fabrics, if any tenants other than Jo-Ann refuses or fails to execute required Estoppel Certificates. If Seller is unable to procure Estoppel Certificates executed by a sufficient number of tenants in the Improvements to satisfy the 80% Estoppel Certificate Requirement and fails to execute a sufficient number of Landlord's Estoppel Certificates to satisfy the 80% Estoppel Certificate Requirement by the Proration Date, such failure shall not constitute a default by Seller hereunder and Purchaser's sole rights hereunder will be to terminate this Agreement and obtain a return of the Deposit or to waive this condition and Close this Agreement without diminution of the Purchase Price or any liability to Seller.

               (ix) Such other documents, instruments,
     certifications and confirmations as may be reasonably required to fully effect and consummate the transaction contemplated hereby.

          (c) Not later than the Proration Date, Purchaser shall deposit in the escrow the following:

               (i) An ALTA statement in form required by the Title Insurer;

               (ii) An assumption of the Leases (including the obligation to return or apply the tenants' security deposits under the Leases, but only to the extent that Purchaser has received a proration credit at Closing from Seller for said tenant security deposit or unapplied portion thereof) and Service Contracts; and

               (iii)     Such other documents, instruments,
     certifications and confirmations as may be reasonably required and to fully effect and consummate the transaction contemplated hereby.

         (d)  No later than 12:00 noon (EST) on the Closing
Date, Purchaser shall deposit the balance of the Purchase Price as provided in Section 3.1(b) with the Title Insurer.

          (e) Not later than the Proration Date, Seller and Purchaser shall jointly deposit in the escrow an agreed proration statement and certificates complying with the provisions of state, county and local law applicable to the determination of the amount of Documentary Stamps on the Deed.

         (f) All documents or other deliveries required to be made by Purchaser or Seller on or prior to the Proration Date and all deposits and transactions required to be consummated concurrently with Closing, shall be deemed to have been delivered and to have been consummated simultaneously with all other transactions and all other deliveries, and no delivery shall be deemed to have been made, and no transaction shall be deemed to have been consummated, until all deliveries required by Purchaser, or its designee, and Seller shall have been made, and all concurrent or other transactions shall have been consummated.

         (g) At the request of either party, the transaction shall be closed by means of a so-called "New York Style Closing, with the concurrent delivery of the documents of title, transfer of interests, delivery of the title policy described in
Section 4.2 and the payment of the Purchase Price. The Seller shall provide and pay for any necessary undertaking (the "Gap Undertaking ) to the Title Insurer and the charges of the Title Insurer or Escrowee for such New York Style Closing shall be paid equally by the parties hereto.

         (h) In any event, whether the Closing occurs through escrow or by way of a New York style closing, the parties and their respective attorneys shall meet with the Escrowee on or before the Proration Date (as they shall mutually agree) to make their respective deposits (except for the balance of the Purchase Price which will be deposited by Purchaser on the Closing Date, as aforesaid) and approve the proration statement, all as described in this Section 4.5, to enable the Closing to occur in a prompt fashion on the Closing Date.


                            ARTICLE V

                            BROKERAGE

    5.1 Brokerage. Seller hereby represents and warrants to Purchaser that Seller has not dealt with any broker or finder with respect to the transaction contemplated hereby except for Richard Ellis, L.L.C. ("Brokers") whose commission shall be paid by Seller at Closing; and Seller hereby agrees to indemnify Purchaser for any claim for brokerage commission or finder's fee asserted by Brokers or any other person, firm or corporation claiming to have been engaged by Seller. Purchaser hereby represents and warrants to Seller that Purchaser has not dealt with any broker or finder in respect to the transaction contemplated hereby except for the Brokers and Purchaser hereby agrees to indemnify Seller for any claim for brokerage commission or finder's fee asserted by a person, firm or corporation other than the Brokers claiming to have been engaged by Purchaser.


                           ARTICLE VI

               DESTRUCTION, DAMAGE OR CONDEMNATION

     6.1 Destruction or Damage. In the event that prior to the Closing Date any portion of the Improvements shall be damaged or destroyed by fire or other casualty, Seller shall immediately give Purchaser notice of such occurrence. If the amount of damage caused by such fire or casualty shall exceed $350,000.00 (as determined by an insurance adjuster selected by Seller) Purchaser may, within fifteen (15) days after receipt of such notice, elect to (a) terminate this Agreement, in which event the Deposit shall be returned promptly to Purchaser, all obligations of the parties hereunder shall cease and this Agreement shall have no further force and effect, or (b) Close the transaction contemplated hereby as scheduled (except that if the Closing Date is less than fifteen (15) days following Purchaser's receipt of such notice, Closing shall be delayed until after Purchaser makes such election), and Seller shall assign to Purchaser at Closing all rights under Seller's insurance policy to collect insurance proceeds for such destruction or damage and loss of rents, and Purchaser shall receive a credit against the Purchase Price equal to equal amount of any deductible under such policy. Failure to give such notice within such time shall be conclusive evidence that Purchaser has elected the option contained in subsection (b) of this Section 6.1.

     In the event that the amount of damage caused by such fire or casualty is less than $350,000.00 (as determined by an insurance adjuster selected by Seller), Purchaser may not elect to terminate this Agreement and shall Close the transaction contemplated hereby as scheduled, and Seller shall assign to Purchaser at Closing all rights under Seller's insurance policy to collect insurance proceeds for such destruction or damage and loss of rents, and Purchaser shall receive a credit against the Purchase Price equal to the amount of any deductible under such policy.

     6.2 Condemnation. If, subsequent to the date hereof and prior to the Closing Date, any proceeding, which shall relate to the proposed taking of any material portion of the Real Property or Improvements by condemnation or eminent domain or any action in the nature of eminent domain, is instituted or commenced, Purchaser shall have the right and option to terminate this Agreement by giving Seller written notice to such effect within fifteen (15) days after actual receipt of written notification of any such occurrence. Failure to give such notice within such time shall be conclusive evidence that Purchaser has waived the option to terminate by reason of the occurrence of which it has received notice. If any such action is instituted or commenced, and Purchaser elects or is deemed to elect not to terminate this Agreement, at Closing, Purchaser shall be assigned all Seller's right to any proceeds therefrom. Seller agrees to furnish Purchaser written notification with respect to any such proceedings within forty-eight hours of Seller's receipt of any such notification or learning of the institution of such proceedings. Should Purchaser elect to so terminate this Agreement, the Deposit shall be returned promptly to Purchaser and thereupon the parties hereto shall be released from any and all further obligations hereunder. If the Closing Date is less than fifteen (15) days following the last day on which Purchaser is entitled to elect to terminate this Agreement, the closing shall be delayed until after Purchaser makes such election.

     The term "material" for purposes of this Section 6.2 shall mean any taking of any portion of the Improvements or any taking of more than ten (10%) percent of the land area of the Real
Estate.

     6.3 Casualty and Rent Loss Insurance. If, under the terms of Section 6.1, Seller is obligated at Closing, to assign to Purchaser all rights under Seller's insurance policy to collect insurance proceeds for the repair of any pre-Closing destruction or damage, Seller shall, at Closing, make Purchaser a loss payee under such insurance policy in order to effectuate such assignment obligation of Seller and in addition shall make Purchaser a loss payee for any Loss of Rents insurance coverage relating to any rental loss arising from said destruction or damage, but relating solely to the period commencing on the Proration Date and thereafter while such coverage may be in effect and the rent is abated under any of the Leases as a result of such destruction or damage.

     In the event Seller is obligated to make Purchaser a loss payee for any Loss of Rents insurance coverage pursuant to the preceding paragraph and Seller's insurance to cover such Loss of Rents for a period of twelve (12) months from the date of any fire or casualty is not in effect at the time of Closing, Purchaser, at its election (to be exercised at or prior to Closing by written notice to Seller) may terminate this Agreement, obtain a return of its Deposit and thereupon the parties hereto shall be released from any and all further obligations hereunder.


                           ARTICLE VII

             COVENANTS, REPRESENTATIONS, WARRANTIES

     7.1  Affirmative Covenants of Seller.

          (a) Seller, at Seller's sole cost and expense, shall until the earlier of, the Closing Date or termination of this Agreement, keep and perform or cause to be performed in all material respects: (i) all obligations of the lessor under the Leases, and (ii) all obligations of Seller under the Legal Requirements if Seller's failure to perform any of such Legal Requirements would adversely affect Seller's ability to consummate this Agreement.

          (b) From the date of Seller's acceptance hereof to the earlier of, the Closing Date or termination of this Agreement, Seller shall not do, suffer or permit or agree to do any of the following:

               (i) Enter into any transaction in respect to or affecting the Proper out of the ordinary course of business;

               (ii)Except for Seller's execution of New Leases, as provided in Section 4.3(e), sell, encumber, or grant any interest in the Property in any form or manner whatsoever, or otherwise perform or permit any act which will diminish or otherwise affect Purchaser's interest under this Agreement or in the Property, or which will prevent Seller's full performance of its obligations hereunder.

         (c) From the date of Seller's acceptance hereof to the earlier of the Closing Date or termination of this Agreement, upon reasonable advance notice from Purchaser (which notice shall be not less than one business day in advance and shall be two (2) business days in advance if Purchaser desires to inspect any occupied portions of the Improvements) Seller shall permit representatives, accountants, agents, employees, lenders, contractors, appraisers, architects and engineers designated by Purchaser (collectively "Permittees") access to and entry upon the Property to examine, inspect, measure and test the Property and access to the office of Seller to review Seller's books and records relating to the operation thereof. Seller shall have the right to require that a representative of Seller may accompany any or all of the Permittees.

     If Purchaser desires to conduct any environmental sampling or testing at the Property (other than a customary Phase 1 Environmental Report which involves no intrusive testing or sampling), Purchaser shall first provide Seller with the proposed study plan therefor ("Plan"). The Plan is subject to the approval of Seller and no environmental sampling or testing shall be performed until the Plan therefor has been approved by Seller. Purchaser agrees that Seller may have a representative present at any inspection, sampling or testing, including, but not limited to, an environmental engineer or consultant designated by Seller (in connection with any environmental sampling or testing conducted by Purchaser in accordance with this Section 7(c). At Seller's request, any sampling or testing by Purchaser's environmental consultant shall be conducted in a manner so as to provide "split" samples or data to Seller's environmental consultant.

     Purchaser does hereby indemnify and forever defend and hold Seller, its partners, agents, and employees harmless from any loss, liability, suit, action judgment, or claim (including, without limitation, any mechanics' liens which may be filed against the Property) which any of the indemnified parties may suffer or sustain as a result of the exercise by Purchaser of its rights (and that of its Permittees) to enter upon the Property or the office of Seller pursuant to this Section 7.1(c). Prior to any such entry, Purchaser (or its Permittees) will deliver to Seller a certificate of Commercial General Liability insurance naming Seller and its partners as additional insured thereunder in coverage amounts of not less than $1,000,000.00 per occurrence. If the Closing does not occur for any reason, Purchaser will restore (or cause to be restored), the Property to its former condition to the extent Purchaser or its Permittees have altered or damaged the Property in any manner.

         (d) Seller shall notify Purchaser promptly if Seller becomes aware of any transactions or occurrence prior to the Closing Date which would make any of the representations or warranties of Seller contained in Section 7.2 hereof not true in any material respect.

          (e) Any vacant rentable space in the Real Property will be placed into Rent Ready Condition which is defined to be that all walls are patched and freshly painted, each space to be demised has a fully-fixtured and operable bathroom, and all doors have locks and are operable, the ceiling is completed with acoustical tile and standard fluorescent lighting and the floor is in broom-clean condition.

          (f) Seller agrees to cooperate with Purchaser's accountants (at no cost or expense to Seller) relative to the performance by said accountants of an audit of Seller's books and records relating to the Property. If Purchaser's auditors shall request Seller to execute a representation letter addressed to the auditors and Seller and the auditors cannot agree on the content thereof, Purchaser may terminate this Agreement at any time prior to the Closing Date by written notice to Seller whereupon Purchaser shall obtain a return of the Deposit and Seller shall reimburse Purchaser for the actual costs of Purchaser's appraisal and environmental study to a maximum amount of $8,500.00 and this Agreement shall become null and void and of no further force or effect.

    7.2 Representations and Warranties of Seller. To induce Purchaser to execute, deliver and perform this Agreement, Seller hereby represents and warrants to Purchaser on and as of the date hereof and on and as of the Closing Date (except as set forth in any written communication from Seller to Purchaser given on or prior to the Closing Date and setting forth any changes in such representations or warranties) as follows:

          (a)  Seller owns fee simple title to the Real Property.

          (b) Exhibit D hereto attached contains a list of all Leases presently in existence and lists all modifications or amendments to the Leases known to Seller. The interest of Seller in the Leases and Service Agreements is free and clear of all liens and encumbrances and has not been assigned to any other person.

          (c) Except for Seller and tenants under the Leases, to Seller's actual knowledge, there are no persons in possession or occupancy of the Real Property or Improvements or any part hereof, nor are there any persons who have possessory rights in respect to the Real Property or Improvements or any part thereof. Except as may be set forth in the Leases, there are no rights of first refusal to purchase or options to purchase the Property in favor of any tenant under the Leases.

          (d) Seller has full capacity, right, power and authority to execute, deliver and perform this Agreement and all documents to be executed by Seller pursuant hereto, and all required action and approvals therefor have been duly taken and obtained. This Agreement and all documents to be executed pursuant hereto by Seller are, and shall be, binding upon Seller.

          (e) To Seller's actual knowledge, there are no causes of action or other litigation pending in respect to the ownership of the Property or any part thereof or the ownership, enforcement or validity of the Leases except matters covered by insurance and except for any matters listed on Exhibit H hereto attached.

         (f) To Seller's actual knowledge, there are no existing condemnation proceedings of any part of the Real
Property, and Seller has not received written notice from a condemning authority of its intent to condemn any portion of the Real Property.

         (g) To Seller's actual knowledge, Seller has not received written notice from any Governmental Authority that: the Property is in violation of any Legal Requirements which have not previously been corrected; or, any special assessment lien has been, or will be, spread of record.

         (h)  To Seller's actual knowledge, the Financial
Statements provided by Seller to Purchaser are each true, accurate and complete in all material respects.

    For purposes of this Agreement, the expression Seller's actual knowledge shall mean the actual knowledge of Eric Ulmquist the property manager of the Property, and Brian Ellison the portfolio manager (collectively the "Managers") and no knowledge of any employee, agent, or independent contractor of Seller or Managers shall be imputed to the Managers, nor shall the Managers be bound to, or obligated to, make or cause to be made any independent inquiry or investigation relating to the subject matter of any representation or warranty made to "Seller's actual knowledge.

    7.3  Representations and Warranties of Purchaser.  To induce
Seller to execute, deliver and perform this Agreement, Purchaser hereby represents and warrants to Seller on and as of the date hereof and on and as of the Closing Date as follows:

         (a) All representations and warranties of Purchaser appearing in other Sections of this Agreement are true and correct.

         (b) Purchaser has full capacity, right, power and authority to execute and deliver this Agreement. At Closing, Purchaser's designee, if any, will have full capacity, right, power, and authority to perform this Agreement and all documents to be executed by Purchaser pursuant hereto. This Agreement and all documents to be executed pursuant hereto by Purchaser are and shall be binding upon Purchaser in accordance with their respective terms.

         (c) Purchaser certifies and warrants to Seller that the purchase of the Property by Purchaser or its designee will not result in a prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, Section 4975 of the Internal Revenue Code of 1986, or any similar state law applicable to governmental plans. Purchaser shall indemnify and hold Seller harmless from all loss (including reasonable attorneys' fees and costs) arising out of a breach of the foregoing certification and warranty. The terms of this
Section 7.3(c) shall survive the Closing.

     7.4  Covenants of Purchaser.

          (a) Purchaser shall notify Seller promptly if Purchaser becomes aware of any transactions or occurrence prior to the Closing Date which would make any of the representations or warranties of Seller contained in this Agreement untrue in any material respect.

          Purchaser's failure to so notify Seller shall constitute a waiver by Purchaser of any liability of Seller to Purchaser or its designee arising from the untruth of any such representations or warranties of Seller known to Purchaser prior to Closing, it being agreed by the parties hereto that such representations and warranties known by Purchaser to be untrue at or prior to Closing, shall not survive Closing.

          (b) Purchaser acknowledges and agrees that the sale of the Property is made on an "AS IS, WHERE-IS WITH ALL FAULTS" basis and, except as specifically set forth in Section 7.2, without representations or warranties of any kind or nature, express, implied or otherwise, including, but not limited to, any representation or warranty made by the Brokers or any representation or warranty concerning zoning, financial, environmental, or physical condition of the Property, or any income, expenses, charges, liens, encumbrances, rights, claims on or affecting or pertaining to the Property. Purchaser acknowledges that if it elects to purchase the Property, it will be doing so predicated upon its own independent investigations, the investigations of its Permittees and the representations and warranties of the Sellers expressly made herein or in any other document executed and delivered by Seller to Purchaser at Closing as described in Section 4.5(b). Purchaser hereby waives any and all claims which may currently exist or which may arise in the future, by contract, common law or statute currently in effect, as amended or subsequently enacted, and which relate to the Property or environmental conditions on, under, or near the Property and are not the direct result of a default of this Agreement by Seller, in which latter event Purchaser's remedies shall be limited for any such default prior to Closing to the provisions of Section 8.1(b) and for any default discovered after Closing to the provisions of Section 10.3.

          (c) Purchaser acknowledges and agrees that except as provided in Section 4.3(d), nothing in this Agreement shall be deemed to preclude or prohibit Seller from operating, managing, leasing (including terminating any Lease for breach by the tenant) and repairing the Property in the same manner as the same was operated, managed, leased, and repaired prior to execution hereof. Seller will not voluntarily terminate any of the Leases prior to their expiration date without Purchaser's written approval which will not be unreasonably withheld or unduly delayed.

          (d) Purchaser agrees that it will not attempt to contact any of the tenants of the Property (whether by telephone, correspondence, or in person) until such time, if ever, as the Inspection Period shall have expired and Purchaser has not given Seller a Notice to Cancel. Thereafter, Purchaser may contact any of the tenants so long as it shall first notify Seller and give Seller the opportunity to review any written communication with any of the tenants or to be present at any personal meeting with the tenants, as applicable.


                          ARTICLE VIII

          DEFAULT, CONDITIONS PRECEDENT AND TERMINATION

     8.1  Conditions to Purchaser's Obligations and Default by
Seller.

         (a) The obligation of Purchaser to close the transaction contemplated hereby is, at Purchaser's option, subject to Purchaser's review and approval of: the Leases, Service Contracts, the environmental and structural condition of the Property, the Title Commitment, and such market research, inspection of the Property, determinations as to the Property's compliance with the Legal Requirements and review of financial statements relating to the Property, as Purchaser deems necessary to make its final determination to acquire the Property. Purchaser shall have until 5:00 p.m. (CST) December 1, 1997 ("Inspection Period") within which to make such reviews (except for the environmental review as hereinafter referred to) and approve the same. If, by the conclusion of the Inspection Period, Purchaser has not given Seller written notice ("Notice to Cancel") that it intends to cancel this Agreement it will be conclusively presumed that Purchaser has approved the matters described in this paragraph 8.1(a) and has determined to acquire the Property. Purchaser will then have until December 5, 1997 within which to obtain approval by its Board of Directors of the acquisition of the Property pursuant to the terms hereof. The Inspection Period will be extended to December 16, 1997 but only to enable Purchaser to receive and approve (in Purchaser's reasonable discretion) the results of an Environmental Report presently being prepared by PSI Environmental Engineers at the request and expense of Purchaser. If Purchaser shall in its reasonable discretion fail to approve said Environmental Report because of environmental problems in, on or under the Improvements or the Real Property, it must give its Notice To Cancel for that reason only not later than December 17, 1997 or this condition will be deemed waived by Purchaser. If on or before the conclusion of the Inspection Period Purchaser has given the Notice To Cancel, or if it has not given the Notice to Cancel but notifies Seller by December 5, 1997 that it did not obtain Board of Director approval, the Deposit will be paid to Purchaser and this Agreement will be terminated and become null and void except for Purchaser's obligations under paragraph 7.1(c) which will survive such termination.

    If Purchaser shall not have given a Notice to Cancel within the time aforesaid, the Deposit shall be non-refundable except as set forth in Sections 8. l(b), 6.1 and 6.2.

         (b) The obligation of Purchaser to Close the transaction contemplated hereby is, at Purchaser's option, further subject to all material representations and warranties of Seller contained in this Agreement being true and correct in every material respect at and as of the Closing Date and all material obligations of Seller to have been performed on or before the Closing Date having been timely and duly performed.
If the condition precedents to Purchaser's obligation to Close as described in Sections 4.1, 4.2, and 4.5(b)(viii) have not occurred on or prior to the times required therein (subject to Seller's extension rights under Section 4.5(b)(viii)), Purchaser shall have only the following options to be exercised by written notice to Seller prior to the Closing Date: (i) to terminate this Agreement, obtain a return of the Deposit and thereafter this Agreement shall be null and void, or (ii) to waive such conditions and Close this Agreement on the Closing Date without diminution of the Purchase Price. If Seller shall be in default of its obligation under this Agreement (in contrast to Seller's inability to perform any of the conditions precedent described above and elsewhere in this Agreement which shall not constitute a default), Purchaser shall have only the following options as its sole and exclusive remedy for said default to be exercised by written notice to Seller on or prior to Closing Date: (aa) to terminate this Agreement and obtain a return of the Deposit, whereupon this Agreement shall become null and void and of no further force or effect, except that if the default of Seller shall be of such a nature as to be willful and wanton in conduct, then Purchaser also shall be entitled to receive from Seller the sum of $75,000 as and for full, and agreed upon liquidated damages (the parties hereto hereby acknowledge that the amount of such damages are otherwise incapable of ascertainment) or (bb) to obtain a return of the Deposit and seek specific performance of this Agreement. If Purchaser does not file suit for Specific Performance within six (6) months of Seller's alleged default, it will be conclusively presumed that Purchaser has elected the option set forth in Section 8.1(b)(aa). Purchaser's failure to give such written notice on or prior to the time described above, shall be conclusive evidence that all such conditions precedent to Purchaser's obligations to Close have been satisfied. If this Agreement is terminated pursuant to this Section 8.1(b), the Deposit shall promptly be returned to Purchaser, and all other funds and documents theretofore delivered hereunder or deposited in escrow by either party shall be promptly returned to such party. The rights and remedies granted to the Purchaser in this
Section 8.1(b) are the sole rights and remedies available to the Purchaser in the event of Seller's default of its obligations under this Agreement and Purchaser hereby waives any other rights it may have at law (including claims for any tortious conduct it may allege against Seller) or in equity.

     8.2 Conditions to Seller's Obligations and Default by Purchaser. The obligation of Seller to Close the transaction contemplated hereby is, at Seller's option, conditioned upon Purchaser's representations and warranties contained in this Agreement being true and correct in every material respect at and as of the Closing Date, and upon fulfillment by Purchaser of all obligations of Purchaser which were to have been performed on or before the Closing Date having been timely and duly performed.
If any condition precedent to Closing of Seller as set forth in this Section 8.2 has not been fulfilled and satisfied on or before the Closing Date, Seller may, by notice to Purchaser, elect at any time thereafter to terminate this Agreement, and if such termination is due to Purchaser's fault, Seller shall be entitled to retain the Deposit as full and complete liquidated damages (and not as a penalty or forfeiture) in lieu of any and all other legal and equitable rights which Seller may have hereunder, and all other funds and documents theretofore delivered hereunder or deposited in escrow by either party shall be promptly returned to such party. Upon such termination and retention of the Deposit by Seller, except as set forth in the last sentence of the first grammatical paragraph of Section 10.3 hereof, this Agreement shall become null and void and of no further force or effect.


                           ARTICLE IX

                             NOTICES

     9.1 Notices. Any notice, request, demand, instrument or other document to be given or served hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or by overnight express courier, or by facsimile transmission and addressed to the parties at their respective addresses set forth below, and the same shall be effective upon receipt if delivered personally or two (2) business days after deposit in the mails, if mailed, or upon receipt if deposited with an overnight express courier or sent by facsimile transmission. A party may change its address or facsimile transmission number for receipt of notices by service of a notice of such change in accordance herewith.

     If to Seller:

          c/o JMB Realty Corporation
          900 North Michigan Avenue
          Chicago, Illinois 60611-1575
          Attention:  Brian Ellison
          Facsimile Number: (312) 915-2310

     with copies to:

          Richard Ellis, L.L.C.
          Attention: Andrea Pierce
          Three First National Plaza, Suite 1750
          Chicago, Illinois 60602
          Facsimile Number: (312) 899-0923

     and to:

          Robert W. Newman, Esq.
          Wildman, Harrold, Allen & Dixon
          225 West Wacker Drive
          Chicago, Illinois 60606-1229
          Facsimile Number: (312) 201-2555

     If to Purchaser:

          Inland Real Estate Corporation
          2901 Butterfield Road
          Oak Brook, Illinois 60521
          Attention: Robert D. Parks, President
          Facsimile Number: (630) 218 4935

     with a copy to:

          The Inland Group, Inc.
          2901 Butterfield Road
          Oak Brook, Illinois 60521
          Attention: Sam Orticelli, Esq.
          Facsimile Number: (630) 218-4900


                            ARTICLE X

                      ADDITIONAL COVENANTS

     10.1 Entire Agreement, Amendments and Waivers. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and the same may not be amended, modified or discharged nor may any of its terms be waived except by an instrument in writing signed by the party to be bound thereby.

     10.2 Further Assurances. The parties each agree to do, execute, acknowledge and deliver all such further acts, instruments and assurances and to take all such further action before or after the Closing as shall be necessary or desirable to fully carry out this Agreement and to fully consummate and effect the transaction contemplated hereby.

     10.3 Survival and Benefit. Only those agreements, covenants, indemnifications, and obligations of the parties hereunder set forth in Sections 4.3(c), 5.1, 7. l(c), 7. l(f), 7.4(b), the representations and warranties and certification of Seller contained in any Landlord's Estoppel Certificate delivered to Purchaser at Closing and the representations and warranties of Purchaser set forth in Section 7.3 shall survive the Closing and inure to the benefit of and be binding upon the respective successors and assigns of the parties. The indemnifications set forth in Sections 5.1 and 7.1(c) shall survive termination of this Agreement prior to Closing.

     Subject to the provisions of the second paragraph of
Section 7.4(a): (i) the representations and warranties of Seller, as contained in this Agreement shall survive the Closing if the Purchaser satisfies the requirements hereinafter set forth in this Section 10.3 and (ii) any liability of Seller to Purchaser based upon any inaccuracy of Seller's representations and warranties contained in this Agreement shall expire without notice from or to any party hereto (including Purchaser's designee) unless:

          (a) Purchaser (or its designee) shall give written notice to Seller within three (3) months after the Closing Date that any of such representations and warranties were inaccurate in any material respect, specifying in detail the nature of any such inaccuracy and certifying to Seller that Purchaser and its designee and Permittees were not aware of such inaccuracy at the time of the Closing; and

          (b) Purchaser (or its designee) shall commence legal proceedings against Seller for damages suffered as a result of the inaccuracy specified in such notice given to Seller (pursuant to (a) above) within six (6) months after the Closing Date.

     10.4 No Third Party Benefits. This Agreement may not be assigned by Purchaser. Notwithstanding the foregoing, Purchaser shall be permitted, without Seller's consent, to assign its rights, privileges, duties and obligations under this Agreement to an entity which is an affiliate or subsidiary of The Inland Group, Inc. or Inland Real Estate Corporation. Promptly following, and as a condition to, any assignment by Purchaser permitted under this subsection 10.4, Purchaser shall deliver to Seller an assumption by the assignee of all of Purchaser's duties and obligations under this Agreement.

     Such assignment by Purchaser will not absolve or release Purchaser from liability under this Agreement whether prior to or subsequent to Closing. This Agreement is for the sole and exclusive benefit of the parties hereto and the designee of Purchaser and no third party is intended to or shall have any rights hereunder.

     10.5 No Recording. The Purchaser agrees not to record this Agreement or any short form, memorandum, or notice thereof in any public or governmental office.

     10.6 Interpretation.

         (a) The headings and captions herein are inserted for convenient reference only and the same shall not limit or construe the paragraphs or Sections to which they apply or otherwise affect the interpretation hereof.

         (b)  The terms "hereby," "hereof," "hereto," "herein,"
"hereunder" and any similar terms shall refer to this Agreement, and the term "hereafter" shall mean after and the term
"heretofore" shall mean before, the date of this Agreement.

         (c) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders and words importing the singular number shall mean and include the plural number and vice versa.

         (d) Words importing persons shall include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons.

         (e) The terms `include," "including" and similar terms shall be construed as if followed by the phrase "without being limited to."

         (f) Whenever under the terms of this Agreement the time for performance of a covenant or condition or the last day to give notice falls upon a Saturday, Sunday or holiday (whether in the United States or Canada), such time for performance shall be extended to the next business day. Otherwise all references herein to "day" shall mean calendar days.

         (g) This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

         (h) In any action to enforce any of the terms of this Agreement, the prevailing party shall be entitled to recover its expenses, including reasonable attorneys fees and costs of litigation, including those in any appellate proceedings.

          (i)  Time is of the essence of this Agreement.

         (j) This Agreement and any document or instrument executed pursuant hereto may be executed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute the same instrument.

10.7 Limitation of Liability.

          (a) Notwithstanding anything to the contrary contained herein, if the Closing of the transactions hereunder shall have occurred (and Purchaser shall not have waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Seller arising pursuant to or in connection with or related in any manner to the Property (including, without limitation, liability for a breach of any of the representations, warranties, indemnifications, covenants or other obligations, whether express or implied, of Seller under this Agreement or under any Landlord's Estoppel Certificate or any other document executed or delivered in connection herewith) shall not exceed $400,000 including any costs of litigation which Purchaser or its designee may incur to enforce such liabilities of Seller.

          (b) Provided Seller establishes the reserve account described in Section 10.7(c) no constituent partner in or agent of Seller, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent partner in Seller (including, but not limited to, JMB Realty Corporation and the Managers) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller's assets for the payment of any claim or for any performance, and Purchaser, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner in Seller (or in any other constituent partner of Seller), nor any obligation of any constituent partner in Seller (or in any other constituent partner of Seller) to restore a negative capital account or to contribute capital to Seller (or to any other constituent partner of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other constituent partner (and neither Purchaser nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or partner's obligation to restore or contribute same).

          (c) Seller agrees that it shall establish a reserve account of at least $400,000 at the time of Closing hereunder to cover Seller's liability hereunder as set forth in Section 10.7(a) above, if any. Notwithstanding the limitation of liability contained in Section 10.7(a) or 10.7(b), if during the period commencing on the Closing Date and ending three (3) months after the Closing Date, or six (6) months after the Closing Date if Purchaser has timely given written notice of a claim against Seller as provided in Section 10.3(a) (the "Survival Period"), Seller shall utilize all or any portion of such reserve account for any purpose other than the payment of claims, expenses, liabilities or Purchaser's attorneys' fees with respect to a breach or alleged breach of the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any Landlord Estoppel Certificate or any other document executed or delivered in connection therewith) (collectively, the "Specified Liabilities"), then subject to the terms and conditions of this Agreement, JMB Realty Corporation, as the general partner of Seller, shall if the provisions of Sections 10.3(a) and (b) are complied with by Purchaser during the Survival Period, be liable for the payment of any Specified Liabilities, provided, however, the aggregate liabilities of JMB Realty Corporation in connection therewith shall not exceed $400,000 in the aggregate including any costs of litigation which Purchaser or its designee may incur to enforce such post-closing obligations or liabilities of Seller.

    10.8 Effective Date. Wherever herein contained the expression "date hereof" is used it shall be deemed to mean the date that Seller has accepted this Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered by Seller and Purchaser on the respective dates set forth beneath each of their signatures and is intended to be effective as of the latest such date.

                         PURCHASER:

                         INLAND REAL ESTATE ACQUISITIONS, INC.

                         By:
                              Its:


                         SELLER:

                         JMB/LANDINGS ASSOCIATES, a general
                          partnership

                         By:  Carlyle Income Plus, Ltd., a
                               general partner

                              By:  JMB Realty Corporation, its
                                    general partner


                                   By:
                                        Brian Ellison, Vice President

                         By:  Carlyle Income Plus, L.P.-II, a
                               general partner

                              By:  JMB Realty Corporation, its
                                    general partner


                                   By:
                                        Brian Ellison, Vice President
Date of Seller's Acceptance:

___________________, 1997.